UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2019, Hyatt Hotels Corporation (the “Company”) filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 677,384 shares of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”). All 677,384 shares of Class B Common Stock were converted into shares of Class A Common Stock par value $0.01 per share, of the Company (the “Class A Common Stock”) in connection with the repurchase by the Company of 677,384 shares of Class B Common Stock from the selling stockholders as described below. The Company’s Amended and Restated Certificate of Incorporation requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued. The Company has also retired all 677,384 shares of Class A Common Stock into which the Class B Common Stock converted, and such shares of Class A Common Stock have resumed the status of authorized but unissued shares.

Effective upon filing, the Certificate of Retirement amended the Amended and Restated Certificate of Incorporation of the Company to reduce the total authorized number of shares of capital stock of the Company by 677,384 shares. The total number of authorized shares of the Company is now 1,408,432,856 shares, consisting of 1,000,000,000 shares designated Class A Common Stock, 398,432,856 shares designated Class B Common Stock, and 10,000,000 shares designated Preferred Stock, $0.01 par value per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 8.01	Other Events.

On August 7, 2019, the Company entered into (i) a Purchase and Sale Agreement with CIBC Trust Company (Bahamas) Limited, in its capacity as trustee of Settlement 1740 Trust #35 (“CIBC Seller”), pursuant to which the Company agreed to purchase an aggregate of 3,654 shares of Class B Common Stock of the Company owned by CIBC Seller at a price of $74.2136 per share, which represents the Volume Weighted Average Price for the Class A Common Stock of the Company for the three (3) trading-day period ending August 7, 2019 as reported by Bloomberg, and (ii) a Purchase and Sale Agreement with the Anthony Pritzker Family Foundation (“APFF Seller”, and together with CIBC Seller, the “Sellers”), pursuant to which the Company agreed to purchase an aggregate of 673,730 shares of Class B Common Stock of the Company owned by APFF Seller at a price of $74.2136 per share, which represents the Volume Weighted Average Price for the Class A Common Stock of the Company for the three (3) trading-day period ending August 7, 2019 as reported by Bloomberg. The aggregate purchase price for these repurchase transactions was $50,271,105.23. The closing of such repurchase transactions occurred on August 8, 2019. The shares of Class B Common Stock repurchased represented less than 1% of the Company’s total shares of common stock outstanding prior to the repurchase.

Upon closing of these repurchases, the aggregate 677,384 shares of Class B Common Stock automatically converted into 677,384 shares of Class A Common Stock. All 677,384 shares of Class B Common Stock converted in the repurchase will be retired in accordance with the Company’s Certificate of Incorporation, and the number of authorized shares of Class B Common Stock will be reduced by 677,384. All 677,384 shares of Class A Common Stock into which the shares of Class B Common Stock will convert will also be retired, and will resume the status of authorized but unissued shares. After the closing of the repurchase there are 66,438,444 shares of Class B Common Stock outstanding and 37,599,379 shares of Class A Common Stock outstanding. The shares repurchased were repurchased under the Company’s previously announced repurchase program. Following this repurchase, the Company has approximately $447 million remaining under its repurchase authorization.

The foregoing description of each Purchase and Sale Agreement is qualified in its entirety by reference to the text of each Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Retirement of 677,384 Shares of Class B Common Stock

99.1	Purchase and Sale Agreement, dated as of August 7, 2019, between Hyatt Hotels Corporation and CIBC Trust Company (Bahamas) Limited, in its capacity as trustee of Settlement 1740 Trust #35

99.2	Purchase and Sale Agreement, dated as of August 7, 2019, between Hyatt Hotels Corporation and the Anthony Pritzker Family Foundation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: August 12, 2019	By:	/s/ Margaret C. Egan
	Name:	Margaret C. Egan
	Title:	Executive Vice President, General Counsel and Secretary